EXHIBIT 10.5


                              CONSULTING AGREEMENT


THIS AGREEMENT is entered into as of March 1, 1999 between Manchester Financial Group, Inc. ("MFGI") and Telident, Inc. ("Company").


         1. CONSULTING SERVICES. Company hereby retains MFGI to provide consulting services regarding financial and capitalization matters pertaining to the Company and make recommendations when appropriate. MFGI will not be directly involved in any financing activities unless provided for under a separate agreement between the parties. MFGI does not and will not provide legal advice. The Company must rely upon advice from its own legal counsel as to all legal matters.


         2. TERM. MFGI is hereby retained by Company on a monthly basis for a period of one year beginning March 1, 1999 to February 28, 2000.


         3. FEE. As compensation for the services to be provided hereunder, the Company, upon execution of this Agreement, agrees to pay $25,000 or in lieu thereof issue ten thousand (10,000) shares of unrestricted registered common stock of the Company to MFGI or its designees. If registered common stock is not available, the Company will issue unregistered common stock and agrees to provide for participation in any registration by the Company at the expense of the Company. Such registration will occur not later than six (6) months after the date of this Agreement.


         4.    CONFIDENTIALITY.

               A. MFGI agrees to treat as confidential all proprietary information ("Information") provided by Company during the period of this Agreement and for one year thereafter and agrees that all such Information will remain the sole property of Company; provided that Information does not include information which is available to the public, already in possession of another party on a non-confidential basis or which is available on a non-confidential basis from a third party.

               B. Notwithstanding the foregoing, any party may disclose such "information" if required by a court of law or, if in the opinion of such party's counsel, the party is required under the law to disclose information.


         5. INDEMNIFICATION. If, in connection with any services or matters that are the subject of this Agreement, MFGI becomes involved in any capacity in any action or legal proceeding, pending or threatened, Company agrees (i) to reimburse MFGI for the reasonable legal fees, disbursements of counsel and other expenses (including the cost of investigation and preparation) incurred by MFGI as such fees, disbursements and other expenses are incurred; and (ii) to indemnify, defend, and hold MFGI harmless against any losses, claims, damages, or liabilities, joint or several, to which MFGI may become subject arising out any such action or legal proceeding unless



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               such claims arise from MFGI's gross negligence or willful
               misconduct as determined in a judicial proceeding.


         6. SURVIVAL. The provisions of this Agreement shall, where applicable, survive the expiration of the period of this Agreement, including any extensions thereof.


         7. RELIANCE. In performing its services hereunder, MFGI shall be entitled to rely without investigation upon all information that is available from public sources as well as all other information supplied to it by or on behalf of the Company or its advisors.


         8. CONFLICT OF INTEREST. The Company hereby acknowledges that the Chairman of its Board of Directors is the Chairman and Chief Executive Officer of Manchester Companies, Inc., which is the majority shareholder of MFGI. The Company further acknowledges that it has consulted with its legal counsel regarding this potential conflict of interest.


         9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and as of the date hereof all prior understandings, written or oral, with respect to the subject matter hereof.


         10. GOVERNING LAW. This Agreement and the agreements contained herein shall be governed by, and construed in accordance with, the laws of the State of Minnesota, without giving effect to the principles of conflicts of laws thereof.



IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


MANCHESTER FINANCIAL GROUP, INC.


By: /s/ Kenneth W. Hager
------------------------
Its: Managing Director



TELIDENT, INC.


By: /s/ W. Edward McConaghay
----------------------------
Its: President